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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF TOYMAX INTERNATIONAL, INC.

    The following list reflects the subsidiaries of Toymax International, Inc. as of March 31, 2000.

                                                              JURISDICTION OF  OWNERSHIP
                                                              ---------------  ---------
Toymax (H.K.) Limited.......................................  Hong Kong          100%
Toymax (U.K.) Limited.......................................  United Kingdom     100%
Toymax Inc. ................................................  New York           100%
Toymax (Bermuda) Limited....................................  Bermuda            100%
Toymax (Canada) Limited.....................................  Canada             100%
Craft Expressions, Inc. ....................................  New York           100%
Go Fly A Kite, Inc. ........................................  Delaware           100%
Monogram International, Inc. ...............................  Delaware           100%
Funnoodle (H.K.) Limited....................................  Hong Kong          100%
Go Fly A Kite (H.K.)........................................  Hong Kong          100%
Monogram Products (H.K.) ...................................  Hong Kong          100%
Kenmax Far East Limited.....................................  Hong Kong          100%
Yaboom Limited..............................................  Hong Kong           50%